BlackRock Preferred Income Strategies Fund, Inc.

FILE #811-21286

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
12/12/06	RENAISSANCERE HOLDINGS LTD	2,850,000,000	20,000,000

J.P. Morgan Securities Inc.; Bear, Stearns & Co. Inc.; Banc of America Securities LLC; Barclays Capital Inc.; Citigroup Global Markets Inc.; ABN AMRO Incorporated; Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Greenwich Capital Markets, Inc.; Lehman Brothers Inc.; Mitsubishi UFJ Securities International plc; RBC Capital Markets Corporation; UBS Securities LLC; Wachovia Capital Markets, LLC

12/14/06	METLIFE INC	4,500,000,000	10,405,818

Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Merrill, Lynch, Pierce, Fenner & Smith Incorporated; HSBC Securities (USA) Inc.; Banc of America Securities, LLC; Deutsche Bank Securities Inc.; Lehman Brothers Inc.; Morgan Stanley & Co. Incorporated; Wachovia Capital Markets LLC; Guzman & Company; Samuel A. Ramirez & Company, Inc.; Muriel Siebert & Co., Inc.; Toussaint Capital Partners, LLC; The Williams Capital Group, L.P.

1/10/07	FREDDIE MAC	1,100,000,000	500,000 shares

Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Lehman Brothers Inc.; Morgan Stanley & Co. Incorporated; Banc of America Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Securities LLC

BlackRock Preferred Income Strategies Fund, Inc.

FILE #811-21286

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/06/07	AMERICAN INTERNATIONAL GROUP INC	1,000,000,000	12,395,000

Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; J.P. Morgan Securities Inc.; Banc of America Securities LLC; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Scotia Capital (USA) Inc.; Wachovia Capital Markets, LLC

3/15/07	PPL CAPITAL FUNDING INC.	500,000,000	9,125,000

Barclays Capital Inc.; J.P. Morgan Securities Inc.; Morgan Stanley & Co. Incorporated; Wachovia Capital Markets, LLC; Credit Suisse Securities (USA) LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Securities LLC

3/26/07	CHUBB CORPORATION (THE)	1,000,000,000	9,100,000

Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Lehman Brothers Inc.; Goldman, Sachs & Co.; Banc of America Securities LLC; BNY Capital Markets, Inc.; J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Wach